UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 17, 2008

(Date of Earliest Event Reported)

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-13283	23-1184320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 300 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2008, the Compensation and Benefits Committee (the “Committee”) of the Board of Directors of Penn Virginia Corporation (the “Company”) approved the amendment and restatement of the Executive Change of Control Severance Agreements it has entered into with A. James Dearlove, President and Chief Executive Officer, Frank A. Pici, Executive Vice President and Chief Financial Officer, Nancy M. Snyder, Executive Vice President, Chief Administrative Officer and General Counsel, and H. Baird Whitehead, Executive Vice President (the “Change of Control Agreements”). The Change of Control Agreements were amended to (i) comply with Section 409A of the Internal Revenue Code of 1986, as amended, (ii) provide that the Company’s sale or disposition of all of its interest in Penn Virginia GP Holdings, L.P., a publicly traded Delaware limited partnership (“PVG”), or PVG GP, LLC, a Delaware limited liability company and the general partner of PVG, does not constitute a sale or disposition of all or substantially all of the assets of the Company and, therefore, does not constitute a change of control under the Change of Control Agreements and (iii) provide that any PVG long-term equity compensation shall become 100% vested upon a change of control. The Change of Control Agreements will supercede existing change of control agreements. The Change of Control Agreements will not increase the amounts reported in the Company’s 2008 Proxy Statement as payable to Messrs. Dearlove, Pici and Whitehead and Ms. Snyder in connection with a change of control.

The Committee also approved the amendment and restatement of the Penn Virginia Corporation and Affiliated Companies’ 401(k) Plan (the “401(k) Plan”) to (i) incorporate all previous amendments, (ii) delete provisions that are no longer applicable due to regulatory and legal changes occurring since the adoption of such provisions and clarify certain existing language, (iii) eliminate the year of service requirement with regard to eligibility for matching Company contributions and (iv) include annual cash bonuses in computing compensation.

Copies of the Change of Control Agreements and 401(k) Plan are filed as Exhibits to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amended and Restated Executive Change of Control Severance Agreement dated October 17, 2008 between Penn Virginia Corporation and A. James Dearlove.

10.2	Amended and Restated Executive Change of Control Severance Agreement dated October 17, 2008 between Penn Virginia Corporation and Frank A. Pici.

10.3	Amended and Restated Executive Change of Control Severance Agreement dated October 17, 2008 between Penn Virginia Corporation and Nancy M. Snyder.

10.4	Amended and Restated Executive Change of Control Severance Agreement dated October 17, 2008 between Penn Virginia Corporation and H. Baird Whitehead.

10.5	Penn Virginia Corporation and Affiliated Companies’ Employees’ 401(k) Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2008

Penn Virginia Corporation

By:	/s/ Nancy M. Snyder
Name:	Nancy M. Snyder
Title:	Executive Vice President, Chief Administrative Officer and General Counsel

Exhibit Index

Exhibit No.	Description
10.1	Amended and Restated Executive Change of Control Severance Agreement dated October 17, 2008 between Penn Virginia Corporation and A. James Dearlove.

10.2	Amended and Restated Executive Change of Control Severance Agreement dated October 17, 2008 between Penn Virginia Corporation and Frank A. Pici.

10.3	Amended and Restated Executive Change of Control Severance Agreement dated October 17, 2008 between Penn Virginia Corporation and Nancy M. Snyder.

10.4	Amended and Restated Executive Change of Control Severance Agreement dated October 17, 2008 between Penn Virginia Corporation and H. Baird Whitehead.

10.5	Penn Virginia Corporation and Affiliated Companies’ Employees’ 401(k) Plan.